Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-85896) and Forms S-8 (File No. 33-78592, File No. 333-69913, File No. 333-79445, File No. 333-37912, File No. 333-79503, File No. 333-62078 and File No. 333-76488) of D&E Communications, Inc. of our report dated January 25, 2005, except for Note 5, for which the date is March 1, 2005, on our audits of the consolidated financial statements of EuroTel LLC which is incorporated in this Annual Report on Form 10-K.

/s/ Kiesling Associates LLP

Colorado Springs, Colorado
March 10, 2006